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                                                                 EXHIBIT 10.15

                                      AGREEMENT

This Agreement is between Dino Luchesi (the "Player") and TearDrop Golf Company (the "Company") and is made the 10th day of September, 1996. The term of this Agreement shall commence as of this date and continue until December 31, 1996.

1.  BASE COMPENSATION   For every Nike Tour Tournament that Player uses the
TearDrop putter and wears a TearDrop patch on his shirt, Company shall pay Player $150 per week. Player and Company will agree to similar compensation packages for tournaments other than Nike Tour Tournaments based upon their format during the contract.

2.  ADDITIONAL COMPENSATION:

    A. MAKING THE CUT - For every week the Player qualifies for compensation under paragraph one, and Player makes the cut, Player shall earn an additional $150 per tournament.

    B.  TOURNAMENT BONUSES

         1. WIN - Every time Player wins a Nike Tour Tournament, Company shall pay Player $10,000.
         2. PLACE 2ND. - Every time Player finishes second in a Nike Tour Tournament, Company shall pay Player $1,000.
         3. PLACE 3RD. - Every time Player finishes third in a Nike Tour Tournament, Company shall pay Player $500.

3.  PERSONAL APPEARANCES   Player shall make 1 personal appearance if so
requested by the Company. Company shall pay for Player's travel expenses and lodging and said appearances shall not interfere with Player's tournament or golf schedule.

4.  PLAYER'S ENDORSEMENT   Player hereby endorses the TearDrop Putter and grants
the Company permission to use Player's name and likeness for promotional purposes. Player recognizes the Company plans an initial public offering and authorizes Company to use Player's endorsements in any prospectus associated with the public offering.

5.  TOUR SCHOOL   TearDrop will pay $1,500 to offset Player's expenses, however, any amounts pay under paragraph one or two above shall first be subtracted from this $1,500 payment.

6.  RENEWAL   If Player qualifies for the PGA TOUR in 1997 this contract shall renew for one year commencing Jan. 1, 1997 and shall apply tp PGA TOUR
Tournament.


The Company
TearDrop Golf Company


By: /s/ Brian Hochman
   ---------------------------
   Brian Hochman


The Player:

/s/ Dina Lucchesi
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